Exhibit 99.1

Exelis Reports Solid Second-Quarter 2012 Financial Results; Maintains 2012 Full-Year Outlook

  Earnings per share of $0.46, up 10 percent from same period in 2011
  Adjusted operating margin for the quarter was 10.7 percent, up 180 basis points from 2011
  New orders were $1.2 billion, an increase of 7 percent over second-quarter 2011

MCLEAN, Va.--(BUSINESS WIRE)--August 3, 2012--ITT Exelis (NYSE: XLS) today reported 2012 second-quarter revenue of $1.4 billion, a 7 percent decrease from the same previous-year period. Net income was $86 million, up 9 percent from the second quarter of 2011. Adjusted operating income grew 12 percent, to $148 million, and adjusted operating margin increased 180 basis points to 10.7 percent from the same period in 2011, due to productivity improvements and lower pension costs. Adjusted earnings were $0.46 per share, unchanged from the second quarter of 2011.

During the second quarter, Exelis secured $1.2 billion in new orders, and announced more than $300 million in contract awards for electronic warfare equipment from U.S. and international customers, further solidifying the company’s role as a leader in this global market.

In early July, Exelis completed the acquisition of Space Computer Corporation (SCC), a Los Angeles, Calif., company focused on information-processing software and solutions associated with advanced hyper-spectral sensor systems. SCC became part of the company’s C4ISR Electronics and Systems business, enhancing the ability for Exelis to provide geospatial solutions from sensors to decisions for its customers.

The company also continued to diversify outside of the U.S. federal government market with sales of its Symphony airport management solution to several customers, including the Metropolitan Washington Airports Authority, as well as delivery of the imaging system for the GeoEye-2 satellite. Exelis continued to add to its international portfolio, delivering a coastal surveillance radar system to the Swedish government and securing a $54 million foreign military sales contract for defensive aircraft electronics.

Segment Results

C4ISR Electronics and Systems

C4ISR Electronics and Systems second-quarter 2012 revenue was $620 million, down 9 percent from the same period in 2011, due to expected declines in sales of radios, jammers and domestic night vision equipment, partially offset by increased sales of upgrade kits to the installed base for CREW jammers. C4ISR Electronics and Systems second-quarter adjusted operating income was $88 million, down 11 percent from the second-quarter of 2011, due to lower volume and a sales mix shift toward new product lines, partially offset by lower pension expense.

Information and Technical Services

Information and Technical Services second-quarter 2012 revenue was $759 million, 6 percent lower than the same period in 2011 mainly due to moderating revenue on a large Middle East services contract reflecting a more sustainable activity level. Second-quarter adjusted operating income for the segment was $60 million, up 82 percent over the second quarter of 2011, primarily driven by productivity improvements on Afghanistan and air traffic management programs.

2012 Guidance

The company affirms its guidance for 2012. Full-year 2012 revenue is expected to be near the higher end of the previously announced $5.4 billion to $5.5 billion range, a decrease of 6 percent from 2011. Full-year adjusted operating margin is expected to be 10.6 percent to 10.8 percent, an increase of 60 to 80 basis points year-over-year. Adjusted earnings are expected in the range of $1.80 to $1.86 per share, at the midpoint reflecting a decrease of 8 percent from 2011. The company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call Today

Exelis senior management will host a conference call for investors today at 10 a.m. Eastern Daylight Time to review second-quarter 2012 results and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.exelisinc.com/investors.

About ITT Exelis

Exelis is a diversified, top-tier global aerospace, defense and information solutions company with strong positions in enduring and emerging global markets. Exelis is a leader in networked communications, sensing and surveillance, electronic warfare, navigation, air traffic solutions and information systems with growing positions in cyber security, composite aerostructures, logistics and technical services. The company has a 50-year legacy of innovation and technology expertise, partnering with customers worldwide to deliver affordable, mission-critical products and services for managing global threats, conflicts and complexities. Headquartered in McLean, Va., the company employs about 20,500 people and generated 2011 sales of $5.8 billion. www.exelisinc.com

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about the separation of the company from ITT Corporation, the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the company, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to:

  Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government or international defense budgets;
  Government regulations and compliance therewith, including changes to the Department of Defense procurement process;
  Our international operations, including sales to foreign customers;
  Competition, industry capacity and production rates;
  Misconduct of our employees, subcontractors, agents and business partners;
  The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;
  Changes in interest rates and other factors that affect earnings and cash flows;
  The mix of our contracts and programs, our performance, and our ability to control costs;
  Governmental investigations;
  Our level of indebtedness and our ability to make payments on or service our indebtedness;
  Subcontractor performance;
  Economic and capital markets conditions;
  The availability and pricing of raw materials and components;
  Ability to retain and recruit qualified personnel;
  Protection of intellectual property rights;
  Changes in technology;
  Contingencies related to actual or alleged environmental contamination, claims and concerns;
  Security breaches and other disruptions to our information technology and operations; and
  Unanticipated changes in our tax provisions or exposure to additional income tax liabilities.

In addition, there are risks and uncertainties relating to the separation including whether those transactions will result in any tax liability, the operational and financial profile of the company or any of its businesses after giving effect to the separation, and the ability of the company to operate as an independent entity.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2011, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

Exelis Inc.
Consolidated and Combined Statements of Operations
(unaudited)

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Product revenue	$620	$679	$1,273	$1,362
Service revenue	759	806	1,527	1,467
Total revenue	1,379	1,485	2,800	2,829
Cost of product and service revenue
Costs of product revenue	433	470	894	954
Costs of service revenue	654	727	1,328	1,308
Selling, general and administrative expenses	130	139	263	279
Research and development expenses	16	27	30	48
Restructuring charges, net	1	1	2	5
Operating income	145	121	283	235
Interest expense, net	11	—	20	—
Other expense (income), net	(1)	(4)	7	(14)
Income from continuing operations before income tax expense	135	125	256	249
Income tax expense	49	46	100	88
Net income	$86	$79	$156	$161
Earnings Per Share
Basic
Net income	$0.46	$0.42	$0.83	$0.86
Diluted
Net income	$0.46	$0.42	$0.83	$0.86
Weighted average common shares – basic	187.5	186.2	187.1	186.2
Weighted average common shares – diluted	188.5	187.1	188.0	187.1
Cash dividends declared per common share	$0.10	$—	$0.21	$—

Exelis Inc.
Consolidated and Combined Balance Sheets
(unaudited)

(IN MILLIONS)	June 30,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$166	$116
Receivables, net	1,177	1,061
Inventories, net	338	337
Deferred tax asset	61	106
Other current assets	50	49
Total current assets	1,792	1,669
Plant, property and equipment, net	504	494
Goodwill	2,167	2,154
Other intangible assets, net	200	211
Deferred tax asset	422	507
Other non-current assets	62	64
Total non-current assets	3,355	3,430
Total assets	$5,147	$5,099
Liabilities and Shareholders' Equity
Current liabilities
Short-term debt	$257	$—
Accounts payable	428	447
Advance payments and billings in excess of costs	349	378
Compensation and other employee benefits	228	250
Other accrued liabilities	191	199
Total current liabilities	1,453	1,274
Postretirement benefit plans	1,853	2,149
Long-term debt	649	649
Deferred tax liability	1	1
Other non-current liabilities	130	133
Total non-current liabilities	2,633	2,932
Total liabilities	4,086	4,206
Commitments and contingencies
Shareholders' equity
Common stock	2	2
Additional paid-in capital	2,550	2,523
Retained earnings	139	23
Accumulated other comprehensive loss	(1,630)	(1,655)
Total shareholders' equity	1,061	893
Total liabilities and shareholders' equity	$5,147	$5,099

Exelis Inc.
Consolidated and Combined Statements of Cash Flows
(unaudited)

(IN MILLIONS)	Six Months Ended June 30,
	2012	2011
Operating activities
Net income	$156	$161
Adjustments to reconcile net income to cash (use in) provided by operating activities:
Depreciation and amortization	63	68
Stock-based compensation	13	8
Restructuring charges, net	2	5
Payments for restructuring	(11)	(14)
Postretirement benefit plans expense	24	5
Postretirement benefit plans payments	(275)	(9)
Change in assets and liabilities
Change in receivables	(114)	(67)
Change in inventories	(1)	(54)
Change in other assets	(2)	(40)
Change in accounts payable	(21)	86
Change in advance payments and billings in excess of costs	(29)	7
Change in deferred taxes	130	76
Change in other liabilities	(44)	(15)
Other, net	(1)	(1)
Net cash (used in) provided by operating activities	(110)	216
Investing activities
Capital expenditures	(50)	(35)
Proceeds from the sale of assets	1	—
Acquisitions, net of cash acquired	(24)	—
Other, net	2	11
Net cash used in investing activities	(71)	(24)
Financing activities
Proceeds from commercial paper, net	257	—
Dividend paid	(39)	—
Proceeds from the exercise of options	14	—
Transfers to parent, net	—	(185)
Other, net	(2)	(5)
Net cash provided by (used in) financing activities	230	(190)
Exchange rate effects on cash and cash equivalents	1	—
Net change in cash and cash equivalents	50	2
Cash and cash equivalents – beginning of year	116	18
Cash and cash equivalents – end of year	$166	$20

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance indicators including revenue, segment operating income and margins, orders growth, and backlog, among other metrics on a regular basis. In addition, we consider certain additional measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, and debt repayment. These metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for sales, operating income, income from continuing operations, or net cash from continuing operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“adjusted net income” defined as net income, adjusted to exclude items that include, but are not limited to significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of adjusted net income is provided below.

“segment adjusted operating income” defined as operating income of our two segments, adjusted to exclude items that include, but are not limited to significant charges or credits that impact current results, but are not related to our ongoing operations, unusual and infrequent non-operating items and non-operating tax settlements or adjustments. A reconciliation of segment operating income is provided below.

“segment adjusted operating margin” defined as segment adjusted operating income as defined above, divided by revenue. A reconciliation of segment operating margin is provided below.

“Free cash flow” defined as GAAP cash flow from operating activities, less capital expenditures. This metric does not include dividend payments.

Exelis Inc.
Reported v. Adjusted Net Income and Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
($ million, except per share)	2012	2011	2012	2011
Net Income	86	79	156	161

Separation Costs, net of tax	1	7	15	9
Separation Related Tax Items	-	-	4	-
Adjusted Net Income	87	86	175	170

Net Income per fully diluted share	$0.46	$0.42	$0.83	$0.86
Adjusted Net Income per fully diluted share	$0.46	$0.46	$0.93	$0.91

Weighted Average Shares Outstanding, Diluted	188.5	187.1	188.0	187.1

Exelis Inc.
Reported v. Adjusted Segment Operating Income and Operating Margin

	Three Months Ended June 30,		Six Months Ended June 30,
($ million)	2012	2011	2012	2011
Sales	1,379	1,485	2,800	2,829
C4ISR	620	683	1,273	1,368
I&TS	759	811	1,527	1,474
Eliminations	-	(9)	-	(13)

Segment Operating Income, As Reported	145	121	283	235
C4ISR	86	92	177	171
I&TS	59	29	106	64

Separation Costs	3	11	16	14
C4ISR	2	7	10	9
I&TS	1	4	6	5

Segment Operating Income, Adjusted	148	132	299	249
C4ISR	88	99	187	180
I&TS	60	33	112	69

Segment Operating Margin, As Reported
C4ISR	13.9%	13.5%	13.9%	12.5%
I&TS	7.8%	3.6%	6.9%	4.3%

Segment Operating Margin, Adjusted
C4ISR	14.2%	14.5%	14.7%	13.2%
I&TS	7.9%	4.1%	7.3%	4.7%

Operating Margin, As Reported	10.5%	8.1%	10.1%	8.3%
Operating Margin, Adjusted	10.7%	8.9%	10.7%	8.8%

Exelis Inc.
Free Cash Flow

	Six Months Ended June 30,
($ million)	2012	2011
Cash Flow From Operating Activities	(110)	216
Subtract:
Capital Expenditures	(50)	(35)

Free Cash Flow	(160)	181
Add:
Separation Costs, net of tax	15	9
Separation Related Tax Items	4

Free Cash Flow, as Adjusted	(141)	190

Exelis Inc.
2012 Guidance Midpoint

($ million, except per share)	Twelve Months Ending December 31, 2012
Sales, Guidance Mid Point Estimate	$5,450

Operating Income, Guidance Mid Point Estimate	554

Separation Costs	30

Adjusted Operating Income, Guidance Mid Point Estimate	584

Operating Margin, Guidance Mid Point Estimate	10.2%
Adjusted Operating Margin, Guidance Mid Point Estimate	10.7%

Net Income, Guidance Mid Point Estimate	322
Separation Costs, net of tax	23

Adjusted Net Income, Guidance Mid Point Estimate	345

Net Income per fully diluted share, Guidance Mid Point Estimate	$1.71
Adjusted Net Income per fully diluted share, Guidance Mid Point Estimate	$1.83

Weighted Average number shares outstanding diluted	188.4

CONTACT:
ITT Exelis
Investors
Katy Herr, 703-790-6376
Katy.Herr@exelisinc.com
or
Media
B.J. Talley, 703-790-6349
William.Talley@exelisinc.com